GLOBAL TELEMEDIA INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN


     1.      Purpose.  the  purpose  of the Global TeleMedia International, Inc.
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1996  Stock  Option  Plan  (the "Plan"), is to provide an incentive to officers, directors, employees, independent contractors, and consultants of Global TeleMedia International, Inc. (sometimes referred to herein as the "Company"). and any parent companies and subsidiaries (together with the Company herein collectively referred to as "GTMI") to remain in the employ of GTMI or provide services to GTMI and contribute to it success.

     As used in the Plan, the term "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, and the terms "Parent" and "Subsidiary" shall have the meanings set forth in Sections 424(e) and (f) of the Code.

     This Plan was adopted by the Board of Directors as of November 12, 1996, and the stockholders of the Company as of _____________, 1996.

     2.     Administration.  the  Plan shall be administered by a Plan Committee
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which  shall  be  established  by  the  Board  of  Directors of the Company (the
"Board"). the Plan Committee shall be comprised of at least two members who shall be outside directors of the Company, as defined in Section 162(m) of the Code or any successor provision. Members of the Plan Committee shall be appointed, both initially and as vacancies occur, by the Board. the Board may serve as the Plan Committee if by the terms of the Plan all members of the Board are otherwise eligible to Serve on the Plan Committee. the Board, at any time it so desires, may increase or decrease, but not below two, the number of members of the Plan Committee, may remove from membership on the Plan Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Plan Committee, whether by removal, resignation or otherwise. the provision is of the Plan and all option and stock appreciation right (SAR) agreement executed pursuant thereto, and it decisions shall be conclusive and binding upon all interested persons. Subject to the provisions of the Plan, the Plan Committee shall have the sole authority to determine:

          (a) the persons (hereinafter, "optionees") to whom options to purchase shares of Common Stock of the Company ("Stock") and SARs shall be granted

          (b)     the number of options and SARs to be granted to each optionee;


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          (c)     the price to be paid for each share of Stock upon the exercise of  each  option;

          (d) the period within which each option and SAR shall be exercised and, with the consent of the optionee, any extensions of such period (provided, however, that the original period (provided, however, that the original period and all extensions shall not exceed the maximum period permissible under the
Plan);  and

          (e) the terms and conditions of each stock option and/or SAR agreement entered into between the Company and persons to whom the Company has granted an option or SAR and of any amendments thereto (provided that the optionee consents to each amendment).

     the Plan Committee shall meet at such times and places as it determines, including by means of a telephone coherence call. A majority of the members shall constitute a quorum, and a decision a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Plan Committee. A memorandum signed by all of the members of the Plan Committee shall constitute the decision of the Plan Committee without the necessity, in such event, for holding an actual meting.

     3.     Eligibility.  Officers,  directors  and employee of GTMI independent
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contractors,  consultants  and  other  persona providing significant services to
GTMI  shall  be  eligible  to  receive  grants  of  options  under  the  Plan.

     4.     Stock Subject  to Plan.  there shall be reserved for issue, upon the
            ----------------------
exercise of options granted under the Plan, 3,400,000 shares of Stock or the number of shares of Stock, which, in accordance with the provisions of Section 9 hereof, shall be substituted therefor. Such shares may be treasury shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, unpurchased shares subject thereto shall again be available for the purpose of the Plan. the maximum number of shares with respect, which options which may be granted to an optionee who is an employee of GTMI shall not exceed 300,000 whereas in any fiscal year during the term of the Plan.

     5.     Term  of  Options  and  SARs.
            ----------------------------

          (a)     Incentive Stock  Options.  It is intended that options granted
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pursuant  to  this Section 5(a) qualify as incentive stock options as defined in
Section 422 of the Code. Incentive stock options shall be granted only to employees of GTMI. Each stock option agreement evidencing an incentive stock option shall provide that the option is subject to the following terms and conditions and to such other terms and condition not inconsistent therewith as the Plan Committee may deem appropriate in each case:


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               (1)     Option  Price.  the  price  to  be paid for each share of
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Stock  upon  the  exercise of each incentive stock option shall be determined by the Plan Committee at the time the option is granted, but shall in no event be less than 100% of the Fair Market Value (as defined below) of the shares on the date such option is granted or not less than 110% of the Fair Market Value of such shares on the date such option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) 10% or more of the total combined voting power of all classes or stock of the Company or of its Parent or Subsidiaries. As used in this Plan, the term "date the option is granted" means the date on which the Plan committee authorizes the grant of an option hereunder or any later date specified by the Plan Committee. For the purpose of the Plan, Fair Market value of the shares shall be (i) the closing sales price of shares of Stock sold on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System on the date the option is granted (or if there was no sale on such date, the highest asked price for the stock on such date), (ii) if the Stock is not listed on either of those exchanges or traded on the NASDAQ National Market System on the date the option is granted, the mean between the "bid" and "asked" price of the Stock in the National Over-the-Counter Market (or other similar market quotation system) on the date the option is granted, or (iii) if the Stock is not traded in any market, the price determined by the Plan Committee to be the fair market value, based upon such evidence as it may deem necessary or desirable.

               (2)     Period  of  Option  and  Exercise.  the period or periods
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within  which  an  option  may  be  exercised  shall  be  determined by the Plan
Committee at the time the option is granted, but in no event shall any option granted hereunder be exercised more than ten years from the date the option was granted no more than five years from the date the option was granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries.

               (3)     Payment for  Stock.  the  option  exercise price for each
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share  of  Stock  purchased under an option shall be paid in full at the time of purchase. the Plan Committee in my provide that the option price be payable, at the election of the holder of the option and with the consent of the Plan Committee. in whole or in part either in cash or by delivery of Stock in Transferable form, such Stock to be valued for such purpose at its Market Value on the -date on which the option is exercised. No share of Stock shall be issued upon exercise until full payment thereof or has been made, and no optionee shall have any rights as an owner of Stock until the date of issuance to him of the stock certificate evidencing such Stock.


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               (4)  Limitation  on  Amount  Becoming  Exercisable  In  Any  One
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Calendar Year.  Subject to the overall limitations of Section 4 hereof (relating
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to  the  aggregate  stocks subject to the Plan), the aggregate Fair Market Value
(determined as of the time the option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year (under the Plan and all other incentive Stock option plans of the Company, the Parent, and Subsidiaries) shall not exceed $100,000.

     (b)     Nonqualified  Stock  Options.  Nonqualified  stock options shall be
             ----------------------------
granted not only to employees but also to directors who are not employees of GTMI and to consultants, independent contractors and other persons who provide substantial services to GTMI. Each nonqualified stock option granted under the Plan shall be evidenced by a stock option agreement between the person to whom such option is granted and the Company. Such stock option agreement shall provide that the option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case:

               (1)     Option  Price.  The  price  to  be paid for each share of
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Stock  upon  the exercise of an option shall be determined by the Plan Committee at the time the option is granted, but in no event shall be less than 85% of the Fair Market Value of the shares on the date the option is granted s used in the Plan, the term "date the option is granted" means the date on which the Plan Committee authorized the grant of an option hereunder or any later date specified by the Plan Committee. To the extent it that the fair market value of Stock is revert to the pricing of the option by the Plan Committee, fair market value of the Stock shall be determined as set forth in Section 5(a)(1) hereof

               (2)     Period of Option and Exercise.  The periods, installments
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or  intervals during which an option may be exercised shall be determined by the
Plan Committee at the time the option is granted, but in no event shall such period exceed 10 years from the date the option is granted.

               (3)     Payment  for  Stock.  The  option exercise price for each
                       -------------------
share of Stock purchased under an option shall be paid in full at the time of purchase. The Plan Committee may provide that the option exercise price be payable at the election of the holder of the option, with the consent of the Plan Committee, in whole or in part either in cash or by delivery of Stock transferable form, such Stock to be valued for such purpose at its Fair Market Value on the date on which the option is exercised. No share of Stock shall be issued until full payment therefor has been made, and no optionee shall have any rights as an owner of shares of Stock until the date of issuance to him of the stock certificate evidencing such Stock.


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     (c)     Stock Appreciation  Rights.  SARs may be granted in writing under
              -------------------------
the Plan by the Plan Committee subject to the following terms and conditions and such other terms and conditions as the Plan Committee may prescribe.

               (1)     Right  Of  Optionee.  Each  SAR shall  entitle the holder
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thereof,  upon  the exercise of the SAR, to receive from the Company in exchange thereof or an amount equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over its Fair Market Value on the date of grant (or, in the case of an SAR granted in connection with an option, the excess or the Fair Market Value of one share of Stock at the time of exercise over the option exercise price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR or the option, or portion thereof, that is surrendered. No SAR shall be exercisable at a time that the amount determined under this subparagraph is negative. Payment by the Company upon exercise of an SAR shall be made in Stock valued at the Fair Market Value of the Stock on the date of exercise.

               (2)     Exercise. An SAR shall be exercisable only at the time or
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times  established  by  the  Plan Committee.  If an SAR is granted in connection with an option, the following rules shall apply: (i) the SAR shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (ii) upon exercise of the SAR, the option or portion thereof to which the SAR relates terminates; and (iii) upon exercise of the option, the related SAR or portion thereof terminates.

               (3)     Rules.  The  Plan  Committee may withdraw any SAR granted
                       -----
under the Plan at any time and may impose any conditions upon the exercise of an SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs granted prior to adoption or amendment of such rules and regulations as well as SARs granted thereafter.

               (4)     Fractional Shares.  No  fractional shares shall be issued
                       -----------------
upon exercise of an SAR. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Plan Committee shall determine, the number of shares may be rounded downward to the next whole share.

               (5)     Shares Subject to Plan.  Upon  the exercise of an SAR for
                       ----------------------
shares, the number of shares of Stock reserved for issuance under the Plan shall be reduced by the number of shares issued.


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     6.     Nontrasferabi1ity.  The  options  and  SARs granted  pursuant to the
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Plan  shall  be  nontransferable  except  by  will  or  the  laws of descent and distribution of the state of country of the optionee's domicile at the time of death or for options other than incentive stock options, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act and shall be exercisable during the optionee's lifetime only by him (or, in the case of a transfer pursuant to a qualified domestic relations order, by the transferee under such qualified domestic relations order) and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

     7     Termination  of  Employment  or Other Relationship.  Unless otherwise
            -------------------------------------------------
specified in the applicable option and/or SAR agreement or SAR, upon termination of the optionee's employment or other relationship with GTMI, his right to exercise Options and SARs then held by him shall be only as follows (in the case do the time periods referred to below extend the term specified in any option):

          (a)     Death or Disability.  Upon the death or disability (within the
                  -------------------
meaning of Section 22(e)(3) of the Code) of an optionee, any option or SAR which he holds may be exercised (to the extent exercisable at his death or disability), unless it otherwise expires, within such period after the date of his death (not less than six months nor more than twelve months) as this Plan Committee shall prescribe in his option agreement or SAR, by the optionee or, in the event of death, by the optionee's representative or by the person entitled thereto under his will or the laws of interstate succession.

          (b)     Retirement.  Upon the  retirement (either  pursuant to an GTMI
                  ----------
retirement plan, if any, or pursuant to the approval of the Board) of an officer director or employee, an outstanding option or SAR may be exercised (to the extent exercisable at the date of such retirement) by him within such period after the date of his retirement (provided that such period is no less than 30 days and no more than three months) as the Plan Committee shall prescribe in his option agreement or SAR.

          (c)     Other  Termination.  In  the  event  an  officer,  director or
                  ------------------
employee ceases to serve as an officer or director or leaves the employ of GTMI for any reasons other than as set forth in (a) and (b), above, or a nonemployee ceases to provide services to GTMI, any option or SAR which he holds shall remain exercisable (to the extent exercisable as of the date of such termination) until 30 days after the date of such termination.

          (d)     Plan Committee Discretion.  The Plan Committee may in its sole
                  -------------------------
discretion  accelerate  the  exercisability  of  any  or  all  options  or SARS.


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     8.     Transfer to Related Corporation. In the event an employee leaves the
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employ  of  the Company to become an employee of a Parent or a Subsidiary or any employee leaves the employ of a Parent or a Subsidiary to become an employee of the Company or another Parent or Subsidiary, such employee shall be deemed to continue as an employee for purposes of this Plan

     9.     Adjustment  of  Shares  Termination  of  Options  and  SARs.
            -----------------------------------------------------------

          (a)     Adjustment  of  Shares.  In  the  event  of  changes  in  the
                  ----------------------
outstanding Stock by reason of stock dividends, split-ups, consolidations, reorganizations, reorganization; or like events (as determined by the Plan Committee), an appropriate adjustment shall be made by the Plan Committee in the number of shares referred under the Plan, in the number of shares set forth in
Section 4 hereof, in the number of shares and the option price per share specified in any stock option agreement, and in the number of SARs with respect to any unexercised shares. The determination of the Plan Committee as to what adjustments shall be made shall be conclusive. Adjustments for any options to parties fractional shares shall also be determined by the Plan Committee. The Plan committee shall give prompt notice to all optionees of any adjustment pursuant to this section.

          (b)     Termination  of  Options  and  SARs  on  Reorganization  or
                  -----------------------------------------------------------
Liquidation  of  the  Company.  Notwithstanding anything to the contrary in this
-----------------------------
Plan, in the event of any merger, consolidation or other reorganization of the Company in which the Company is not the surviving or continuing corporation (as determined by the Plan Committee) or in the event of the liquidation or dissolution of the Company, all options and SARs granted hereunder shall terminate on the effective date of the merger, consolidation, reorganization, liquidation or dissolution unless there is an agreement with respect thereto which expressly provides for the assumption of such options and SARs by the continuing or surviving corporation.

     10     Securities  Law  Requirements.  The  Company's  obligation  to issue
            -----------------------------
shares of its Stock upon exercise of an option or SAR is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body or the making of such investment representations or other representations and undertakings by the optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. The Company may refuse to permit the sale or other disposition of any shares acquired pursuant to any such representation until it is satisfied that such sale or other disposition would not be in contravention of applicable state or federal securities law.


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     11.     Tax Withholding. As a Condition to the exercise of an option or SAR
             ---------------
or otherwise, the Company may require an optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of an option or SAR granted hereunder. At the discretion of the Plan Committee and upon the request of an optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Stock otherwise issueable to the optionee upon the exercise of an option or SAR.

     12.     Amendment.  The  Board may  amend the Plan at any time, except that
             ---------
without  shareholder  approval:

          (a) The number of shares of Stock which may be reserved for issuance under the Plan shall not be increased except as provided in Section 9(a) hereof

          (b) The option price per share of Stock subject to incentive stock option may not be fixed at less than 100% of the Fair Market Value of a share of Stack on the date the option is granted;

          (c) The maximum period of ten (10) years during which the options or SARs may be exercised may not be extended;

          (d) The class of persons eligible to receive options or SARs under the Plan as Set forth in Section 3 shall not be changed; and

          (e) This Section 12 may not be amended an a manner than limits or reduces the amendments which require shareholder approval.

     13.     Effective Date.  The  Plan  shall be effective upon the date of its
             --------------
adoption by both the Board, and subject to the approval of the stockholders of the Company within this 12 month period following such adoption date.

     14.     Termination. The Plan shall terminate automatically as of the close
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of  business on the day preceding the 10th anniversary date of its effectiveness or earlier by resolution of the board, or upon consummation of any merger, consolation or other reorganization in which the options granted hereunder terminate, all as described in Section 9(b) hereof. Unless otherwise provided herein, the termination of the Plan shall not affect the validity of any option agreement outstanding at the date of such termination.


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     15.     Stock  Option and SAR Agreement.  Each option and SAR granted under
             -------------------------------
the Plan shall be evidenced by a written agreement executed by the Company and accepted by the optionee, which (i) shall contain each of the provisions and agreements herein specifically required to be contained therein, (ii) shall indicate whether an option is to be an incentive stock option or a nonqualified stock option, and if it is to be an incentive stock option, the stock option agreement shall contain terms and conditions permitting such option to qualify for treatment as an incentive stock option under Section 422 of the Code, (iii) may contain the agreement of the optionee to remain in the employ of, and/or to render services to, the Company or any Parent or Subsidiary for a period of time to be determined by the Plan Committee, and (iv) may contain such other terms and conditions as the Plan Committee deems desirerable and which are riot inconsistent with the Plan.

     16.     No Right to Employment.  Nothing  in  this Plan or in any option or
             ----------------------
SAR granted hereunder shall confer upon any optionee any right to continue in the employ of GTMI or to continue to perform service for GTMI, or shall interfere with or restrict in any way the rights of GTMI to discharge or terminate any officer, director, employee, independent contractor or consultant at any time for any reason whatsoever, with or without good cause.

     17.     Governing Law.  This  Agreement shall be governed by  and construed
             -------------
in accordance with the laws of the State of [the Company's state of incorporation].

     Executed and dated as of the date first written above at Alpharetta, Georgia.

                                       GLOBAL  TELEMEDIA  INTERNATIONAL,  INC.



                                       By:____________________________________
                                          Roderick  A.  McClain
                                          Chief  Executive  Officer


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